Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Prospectus, constituting a part of the Registration Statement of Photomedex, Inc. and Subsidiaries on Form S-4 of our report dated March 31, 2011, on our audit of the December 31, 2010 consolidated financial statements, which report was included in the Annual Report on Form 10-K filed March 31, 2011. We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ EISNERAMPER LLP

Edison, New Jersey

August 12, 2011